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                                                                   Exhibit 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------


We consent to the incorporation by reference in the Registration Statements of Genzyme Corporation on Form S-8 (File Nos. 33-8881, 33-15616, 33-26329, 33-29918, 33-35067, 33-37236, 33-41933, 33-55656, 33-68188, 33-58359, 33-60437,
333-10003, 333-30007, 33-68208, 33-58351, 333-10005, 33-22464, 33-29440,
33-51416, 33-68186, 33-58353, 33-58355, 33-60435 and 33-21241) and on Form S-3
(File Nos. 33-61853, 333-15597 and 333-24361) of our report dated March 3, 1997 relating to the financial statements of PharmaGenics, Inc. included in Genzyme Corporation's report on Form 8-K dated June 30, 1997.



                                                /s/ Arthur Andersen LLP
                                                ------------------------------
                                                ARTHUR ANDERSEN LLP



Roseland, New Jersey
June 30, 1997